EXHIBIT 99.1

CNET Networks Reports Fourth Quarter and Full Year 2003 Financial Results

Company Posts Q4 Revenues of $73.5 million; Operating Income of $8.1 million; Operating Income before Depreciation and Amortization of $13.2 million; EPS of $0.05

SAN FRANCISCO, January 29, 2004 — CNET Networks, Inc. (Nasdaq: CNET) today reported that revenues for the fourth quarter ended December 31, 2003 totaled $73.5 million, an 8 percent increase compared to revenues of $67.8 million for the same period of 2002. The company’s fourth quarter operating income was $8.1 million, versus an operating loss of $12.4 million in the same period in 2002. Net income for the fourth quarter of 2003 was $6.9 million, or $0.05 per share, compared to net income of $3.5 million, or $0.03 per share, for the same period last year.

In the fourth quarter, CNET Networks’ operating income before depreciation and amortization was $13.2 million. This compares to operating income before depreciation, amortization, and asset impairment of $4.2 million in the fourth quarter of 2002. A table that reconciles operating income (loss) before depreciation and amortization to the operating income (loss) found on CNET Networks’ statement of operations can be found on the “Operating Income (Loss) Reconciliation” page that accompanies this press release.

Revenues for the year ended December 31, 2003 totaled $246.2 million, compared to revenues of $237.0 million for the same period of 2002. The company’s operating loss for this period was $20.8 million, compared to an operating loss of $381.3 million in 2002. CNET Networks' operating income before depreciation and amortization was $2.8 million in 2003. This compares to an operating loss before depreciation, amortization, and asset impairment of $30.4 million in 2002. Net loss in 2003 was $26.3 million, or $0.19 per share, versus a net loss of $360.6 million, or $2.60 per share, for the same period last year.

“We ended 2003 on a very positive note,” said Shelby Bonnie, chairman and CEO of CNET Networks.  “Our business contined to strengthen throughout the year, culminating in a fourth quarter where we saw strong user and page growth, Internet revenue growth of 16 percent and eearnings per share of $0.05.”

“We are excited about our opportunities for continued growth in 2004,” Bonnie added. “We enter the year with momentum in existing top products like CNET.com, ZDNet, Dowload.com, and GameSpot as well as our international operations. We see a great deal of opportunity to grow these services and to add new brands and revenue streams as shown by our recent acquisition of the MP3.com domain, which we will soon launch as a comprehensive music information Website. As a premier interactive content company, we are in a great position to benefit from the continued shift in advertising spending to the Internet.”

Business Review

General highlights include:

·	CNET Networks’ global network of Internet properties reached an average of 66.3 million unique users on a monthly basis during the fourth quarter of 2003[1].

·	The launch in October of CNET Digital Living, an immersive experience in digital solutions for consumer lifestyles, was well received, exceeding traffic expectations. This month, the company significantly expanded the site based on user feedback, including an eight-room Digital Home that demystifies the consumer electronics buying process by showcasing products in virtual home environments.

·	In December, CNET Networks signaled its intention to enter the fast-growing digital music market, with the acquisition of the MP3.com brand and domain. The company announced its strategy to serve music fans and the independent artist community through two Websites, both planned for launch over the next several months, including a free independent artist upload/download site that will be featured on CNET Download.com, and the launch of MP3.com as a comprehensive music information site.

·	During the fourth quarter, CNET Networks announced content alliances with AOL and MSN, two of the most highly trafficked Websites, providing broad exposure for the company’s brands before large, relevant audiences. AOL members now have access to GameSpot’s comprehensive editorial and broadband game content. CNET Networks is the premier content partner for the MSN Tech & Gadgets channel, which now features content from CNET Product Reviews, CNET Download.com, CNET News.com, GameSpot and ZDNet.

·	According to comScore Media Metrix, GameSpot is theleading site for gaming information. During the year, the number of ad campaigns on GameSpot increased 75 percent, and the average spending per campaign increased over 40 percent. GameSpot also launched its GameSpot DLX product, the first service offering fast, free and secure game file downloads.

·	CNET Networks’ portfolio of enterprise-focused Websites benefited during the year from programs that leverage the power of the Internet to directly engage highly targeted business audiences with marketers. Specific growth areas include Whitepaper downloads, and broadband initiatives such as an innovative editorial event Webcast program ZDNet launched during the fourth quarter.

·	CNET Networks continues to be recognized for its quality editorial content, with a record 41 awards and accolades during 2003 from institutions such as The National Press Club, the Society of Professional Journalists, and the Society of American Business Editors and Writers. CNET News.com, CNET.com, and ZDNet were named as award recipients alongside the most well-established print publications.

Business Outlook

For the first quarter of 2004, management estimates total revenues will be between $60 million and $62 million. Internet revenues are expected to be in the range of $52.0 million and $53.5 million, and publishing revenues are expected to be between $8.0 million and $8.5 million in the first quarter. Management estimates operating income before depreciation and amortization will be between breakeven and $1 million for the first quarter of 2004.

Management has increased financial guidance for full-year 2004. The new guidance consists of revenue estimates in the range of $270 million and $280 million. Internet revenues are expected to be in the range of $232 million and $240 million, and publishing revenues are expected to be between $38 million and $40 million in 2004. Management now estimates operating income before depreciation and amortization will be between $28 million and $31 million in 2004. A table that reconciles operating income (loss) before depreciation and amortization guidance to operating income (loss) guidance can be found on the “Guidance to the Investment Community” sheet that accompanies this press release.

Conference Call and Webcast

CNET Networks will host a conference call to discuss its fourth quarter financial and operating performance and the company’s business outlook beginning at 5:00 pm ET (2:00 pm PT), today, January 29, 2004. To listen to the discussion, please visit http://ir.cnet.com and click on the link provided for the webcast conference call or dial (706) 679-3076. A replay of the conference call will be available through February 12, 2004 via webcast at the URL listed above or by calling (706) 645-9291 and entering the conference ID number 4815726. The company’s past financial news releases, related financial and operating information, and access to all Securities and Exchange Commission filings, can also be accessed at http://ir.cnet.com.

Safe Harbor

This press release and its attachments include forward-looking information and statements that are subject to risks and uncertainties that could cause actual results to differ materially. These forward-looking statements include statements regarding the company’s expected financial results in the first quarter 2004 and full-year 2004 including the statements set forth in the section of the press release entitled “Business Outlook,” as well as other statements throughout the release that are identified by the words “expect,” “estimate,” “target,” “believe,” “anticipate,” “intend” and similar expressions. These statements are only effective as of the date of this release and we undertake no duty to publicly update these forward-looking statements, whether as a result of new information, future developments or otherwise. The risks and uncertainties include: a lack of growth or a decrease in marketing spending on the Internet or on CNET Networks’ properties in particular, which could be prompted by a lack of confidence or familiarity with the Internet as an advertising medium, weakness in corporate or consumer spending, competition from other media outlets or other factors; the failure of existing advertisers to meet or renew their advertising commitments; the loss of marketing revenue and users to CNET’s competitors, especially in the highly competitive fields of personal technology and games and entertainment; a decline in revenues from our print publications due to a decrease in the company’s custom publishing business or as more marketing spending shifts from print to the Internet; the weakening of the US dollar, which could increase the operating losses of our international operations; the acquisition of businesses or the launch of new lines of business, which could decrease the company’s cash position, increase operating expense and dilute operating margins; the risk of future impairment of the company’s assets; and general risks associated with our business. For risks about CNET Networks’ business, see its Annual Form 10-K for the year ended December 31, 2002 and subsequent Forms 10-Q and 8-K, including disclosures under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are filed with the Securities and Exchange Commission and are available on the SEC’s website at www.sec.gov.

About CNET Networks, Inc.

CNET Networks, Inc. (www.cnetnetworks.com) is a leading global media company informing and connecting buyers, users and sellers of personal technology, business technology and games and entertainment. Known for its editorial expertise, CNET Networks combines its award winning content with the power of interactive technology to provide its users an intuitive, dynamic and relevant environment. The company’s content portfolio features top brands including CNET, ZDNet, TechRepublic, GameSpot, and mySimon, as well as Computer Shopper magazine, and CNET Channel. With a strong presence in the US, Asia and Europe, CNET Networks has operations in 12 countries.

Investor Relations Contact: Cammeron Finnegan (415) 344-2844 cammeron.finnegan@cnet.com	Media Contact: Martha Papalia (617) 225-3340 martha.papalia@cnet.com

1. CNET Networks October-December 2003 (internal log data)

CNET NETWORKS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Revenues
Internet	$61,948	$53,474	$196,990	$183,313
Publishing	11,559	14,327	49,250	53,644

Total revenues	73,507	67,801	246,240	236,957

Operating expenses:
Cost of revenues	34,817	36,474	138,305	146,697
Sales and marketing	17,554	18,040	68,827	76,080
General and administrative	7,887	9,066	36,272	44,585
Depreciation	4,045	6,036	17,348	25,749
Amortization of intangible assets	1,087	1,493	6,304	34,655
Asset impairment	--	9,104	--	290,505

Total operating expenses	65,390	80,213	267,056	618,271

Operating income (loss)	8,117	(12,412)	(20,816)	(381,314)

Non-operating income (expense):
Realized gains on sale of investments	--	71	--	2,881
Realized losses on sale or impairment of
investments	--	(24)	--	(15,672)
Interest income	393	901	2,205	4,920
Interest expense	(1,658)	(2,240)	(6,932)	(10,289)
Other	401	17,190	(87)	18,596

Total non-operating income (expense)	(864)	15,898	(4,814)	436

Income (loss) before income taxes	7,253	3,486	(25,630)	(380,878)

Income tax expense (benefit)	304	--	660	(20,293)

Net income (loss)	$6,949	$3,486	$(26,290)	$(360,585)

Basic net income (loss) per share	$0.05	$0.03	$(0.19)	$(2.60)

Diluted net income (loss) per share	$0.05	$0.03	$(0.19)	$(2.60)

Shares used in calculating basic
net income (loss) per share	141,711,185	139,070,795	140,234,438	138,850,094

Shares used in calculating diluted
net income (loss) per share	148,234,382	139,335,816	140,234,438	138,850,094

CNET NETWORKS, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share data)

	December 31, 2003	December 31, 2002
ASSETS
Current Assets:
Cash and cash equivalents	$65.913	$47,199
Investments in marketable debt securities	12,556	14,239
Accounts receivable, net	54,387	56,064
Other current assets	8,823	16,789

Total current assets	141.679	134,291

Restricted cash	19,159	18,067
Investments in marketable debt securities	38.711	65,602
Property and equipment, net	56,384	62,893
Other assets	23,092	21,406
Intangible assets, net	11,263	15,886
Goodwill	61,555	59,150

Total assets	$351,843	$377,295

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,767	$6,572
Accrued liabilities	53,151	62,833
Current portion of long-term debt	99	220

Total current liabilities	62,017	69,625

Non-current liabilities
Long-term debt	118,029	117,738
Other liabilities	1,835	3,875

Total liabilities	181,881	191,238

Stockholders' equity:
Common stock; $0.0001 par value; 400,000,000
shares authorized; 142,100,372 outstanding
at December 31, 2003 and 139,251,879
outstanding at December 31, 2002	14	14
Notes receivable from stockholders	(137)	(397)
Additional paid-in-capital	2,709,178	2,698,980
Accumulated other comprehensive income	(14,074)	(13,811)
Treasury stock, at cost	(30,428)	(30,428)
Retained deficit	(2,494,591)	(2,468,301)

Total stockholders' equity	169,962	186,057

Total liabilities and stockholders' equity	$351,843	$377,295

CNET NETWORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Year Ended December 31,
	2003	2002
Cash flows from operating activities:
Net Loss	$(26,290)	$(360,585)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	23,652	60,404
Asset impairment and disposals	(247)	290,505
Deferred taxes	--	18,235
Noncash interest	831	1,237
Gain on debt retirement	--	(21,551)
Noncash stock compensation	53	--
Allowance for doubtful accounts	2,579	3,004
(Gain) loss on sale and impairment of marketable
securities and privately held investments	(10)	12,791
Changes in operating assets and liabilities,
net of acquisitions
Accounts receivable	(902)	(1,576)
Other assets	3,360	(13,785)
Accounts payable	2,195	(1,816)
Accrued liabilities	(11,166)	(22,197)
Other liabilities	(983)	(733)
Foreign currency translation gain (loss)	641	(813)

Net cash used in operating activities	(6,287)	(36,880)

Cash flows from investing activities:
Purchase of marketable debt securities	(51.875)	(151,362)
Proceeds from sale of marketable debt securities	81,389	199,307
Proceeds from sale of marketable equity
investments	--	451
Proceeds from sale of (investments in)
privately held companies	--	3,000
Proceeds from asset sales	247	--
Net cash paid for acquisitions	(2,938)	(8,781)
Capital expenditures	(11,694)	(18,966)

Net cash provided by investing activities	15.129	23,649

Cash flows from financing activities:
Payments received on stockholders' notes	260	149
Net proceeds from employee stock purchase plan	652	864
Net proceeds from exercise of options and warrants	9,496	3,148
Principal payments on borrowings	(536)	(37,170)

Net cash provided by (used in) financing activities	9,872	(33,099)

Net increase (decrease) in cash and cash equivalents	18,714	(46,240)
Cash and cash equivalents at the beginning
of the period	47,199	93,439

Cash and cash equivalents at the end of the period	$65,913	$47,199

CNET NETWORKS, INC.
BUSINESS SEGMENT SUMMARY
(UNAUDITED)
(in thousands)

CNET’s primary areas of measurement and decision-making include three principal business segments. CNET has determined that its business segments are U.S.Media, International Media and Channel Services. U.S. Media consists of an online network focused on three content categories: personal technology, business technology, and games and entertainment and a technology print publication. International Media includes the delivery of online technology information and several technology print publications in non-U.S. markets. Channel Services includes a product database licensing business and an online technology marketplace for resellers, distributors and manufacturers. Management believes that segment operating income (loss) before integration and realignment costs, depreciation and amortization is an appropriate measure of evaluating the operating performance of the company’s segments. However, segment operating income (loss) before integration and realignment costs, depreciation and amortization should not be considered a substitute for operating income, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles.

	Three Months Ended December 31, 2003
	U.S. Media	Inter- national Media	Channel Services	Other (1)	Total
Revenues	$56,909	$12,333	$4,265	$--	$73,507
Operating expenses	44,492	11,576	4,190	5,132	65,390

Operating income (loss)	$12,417	$757	$75	$(5,132)	$8,117

	Three Months Ended December 31, 2002
	U.S. Media	Inter- national Media	Channel Services	Other (1)	Total
Revenues	$53,747	$9,991	$4,063	$--	$67,801
Operating expenses	46,775	10,169	4,885	18,384	80,213

Operating income (loss)	$6,972	$(178)	$(822)	$(18,384)	$(12,412)

	Year Ended December 31, 2003
	U.S. Media	Inter- national Media	Channel Services	Other (2)	Total
Revenues	$192,264	$37,431	$16,545	$--	$246,240
Operating expenses	174,511	41,827	17,301	33,417	267,056

Operating income (loss)	$17,753	$(4,396)	$(756)	$(33,417)	$(20,816)

	Year Ended December 31, 2002
	U.S. Media	Inter- national Media	Channel Services	Other (2)	Total
Revenues	$194,105	$27,786	$15,066	$--	$236,957
Operating expenses	200,847	34,256	19,837	363,331	618,271

Operating loss	$(6,742)	$(6,470)	$(4,771)	$(363,331)	$(381,314)

(1)     For the three months ended December 31, 2003, other represents operating expenses related to depreciation of $4,045 and amortization of $1,087. For the three months ended December 31, 2002, other represents operating expenses related to realignment of $1,751, depreciation of $6,036, amortization of $1,493, and asset impairment of $9,104.

(2)     For the year ended December 31, 2003, other represents operating expenses related to realignment of $9,765, depreciation of $17,348 and amortization of $6,304. For the year ended December 31, 2002, other represents operating expenses related to integration and realignment of $12,422, depreciation of $25,749, amortization of $34,655 and asset impairment of $290,505.

CNET NETWORKS, INC.
GUIDANCE TO THE INVESTMENT COMMUNITY
(UNAUDITED)

$ in millions, except per share	Q4-03 Actual	Q1-04 estimate Low - High	FY 2004 estimate Low - High

Internet Revenues	$61.9	$52.0 - $53.5	$232.0 - $240.0
Publishing Revenues	$11.6	$8.0 - $8.5	$38.0 - $40.0
Total Revenues	$73.5	$60.0 - $62.0	$270.0 - $280.0

Operating income (loss) before depreciation & amortization	$13.2	$0.0 - $1.0	$28.0 - $31.0

Depreciation expense	($4.0)	($4.5)	($17.5)

Amortization expense	($1.1)	($1.0)	($3.2)

Operating income (loss)	$8.1	($5.5) - ($4.5)	$7.3 - $10.3

Interest expense, net	($1.3)	($1.5)	($6.0)

Other income (expense)	$0.4	($0.2)	($0.7)

Tax expense	($0.03)	($0.1)	($0.3)

Earnings (loss) per share	$0.05	($0.05) - ($0.04)	$0.00 - $ 0.02

Safe Harbor Statement:

This document includes forward-looking information and statements that are subject to risks and uncertainties that could cause actual results to differ materially. These forward-looking statements include statements regarding the company’s expected financial results in the first quarter 2004 and full-year 2004 including the statements set forth in the section of the press release entitled “Business Outlook,” as well as other statements throughout the release that are identified by the words “expect,” “estimate,” “target,” “believe,” “anticipate,” “intend” and similar expressions. These statements are only effective as of the date of this release and we undertake no duty to publicly update these forward-looking statements, whether as a result of new information, future developments or otherwise. The risks and uncertainties include: a lack of growth or a decrease in marketing spending on the Internet or on CNET Networks’ properties in particular, which could be prompted by a lack of confidence or familiarity with the Internet as an advertising medium, weakness in corporate or consumer spending, competition from other media outlets or other factors; the failure of existing advertisers to meet or renew their advertising commitments; the loss of marketing revenue and users to CNET’s competitors, especially in the highly competitive fields of personal technology and games and entertainment; a decline in revenues from our print publications due to a decrease in the company’s custom publishing business or as more marketing spending shifts from print to the Internet; the weakening of the US dollar, which could increase the operating losses of our international operations; the acquisition of businesses or the launch of new lines of business, which could decrease the company’s cash position, increase operating expense and dilute operating margins; the risk of future impairment of the company’s assets; and general risks associated with our business. For risks about CNET Networks’ business, see its Annual Form 10-K for the year ended December 31, 2002 and subsequent Forms 10-Q and 8-K, including disclosures under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are filed with the Securities and Exchange Commission and are available on the SEC’s website at www.sec.gov.

CNET NETWORKS, INC.
QUARTERLY STATISTICAL HIGHLIGHTS
(UNAUDITED)

	Q4-03	Q3-03	Q2-03	Q1-03	Q4-02
Total Quarterly Revenue ($mm)	$73.5	$57.7	$58.4	$56.6	$67.8

Revenue Distribution (%)
US Online Media & Commerce	67%	63%	63%	59%	62%
US Print	11%	14%	14%	22%	17%
International Media & Commerce	17%	16%	16%	12%	15%
Channel Services	6%	7%	7%	7%	6%

*Note: Starting in its first quarter 2004 financial announcement, CNET Networks, Inc. will begin reporting revenue distribution using the following classifications. See below for definition of each revenue category.

Marketing Services	74%	68%	69%	63%	69%
Licensing, Fees & User	10%	12%	11%	11%	10%
Publishing	16%	20%	20%	26%	21%

Advertiser Metrics
Top 100 US Advertisers' Renewal Rate (Q-to-Q)	96%	94%	90%	89%	85%
Top 100 US Advertisers' % of Network Revenue	60%	58%	60%	67%	63%

Select Business Metrics
Network Unique Users (mm)	66.3	65.5	63.3	60.3	55.2
Network Average Daily Page Views (mm)	43.9	40.7	36.3	31.8	31.3
Total Paid Leads ** (mm)	49.0	38.3	38.2	39.8	30.0

Balance Sheet Highlights ($mm)
Cash	$65.9	$65.1	$72.8	$56.0	$47.2
Marketable Debt Securities	51.2	53.3	56.9	68.2	79.8
Restricted Cash	19.2	19.2	18.9	18.4	18.1
Total Cash and Equivalents	$136.3	$137.6	$148.6	$142.6	$145.1

Total Debt	$118.1	$117.9	$117.9	$118.0	$118.0

Days Sales Outstanding (DSO)	67	64	67	69	74

*Revenue distribution definitions are as follows:
Marketing Services - sales of advertisements on our Internet network through impression-based and activity-based advertising.
Licensing, Fees & User - licensing our product database, online content, subscriptions to online services, as well as other paid services.
Publishing - sales of advertisements in our print publications, subscriptions and newstand sales of publications, and custom publishing services.

**2003 Total Paid Leads include leads from shopping services, downloads, search, and white papers. Q4 2002 does not include leads from search and white papers.

CNET NETWORKS, INC.
OPERATING INCOME (LOSS) RECONCILIATION
(UNAUDITED)
(000s)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Operating income (loss)	$8,117	$(12,412)	$(20,816)	$(381,314)
Depreciation	4,045	6,036	17,348	25,749
Amortization of intangible assets	1,087	1,493	6,304	34,655
Asset impairment	--	9,104	--	290,505

Operating income (loss) before depreciation,
amortization and asset impairment	$13,249	$4,221	$2,836	$(30,405)

The company believes that “operating income (loss) before depreciation and amortization” and “operating income (loss) before depreciation, amortization and asset impairment” are useful to management and investors in evaluating the operating performance of the company, since depreciation, amortization and asset impairment include the impact of past transactions and costs that are not necessarily directly related to the current underlying capital requirements or performance of the business operations. Management refers to “operating income (loss) before depreciation and amortization” to compare historical operating results, in making operating decisions and for planning and compensation purposes. A limitation associated with these measures is that they do not reflect the costs of certain capitalized tangible and intangible assets used in generating revenue. Management evaluates the costs of these assets through other financial measures such as capital expenditures. “Operating income (loss) before depreciation and amortization” and “operating income (loss) before depreciation, amortization and asset impairment” should be considered in addition to, and not as a substitute for, other measures of financial performance prepared in accordance with US GAAP.